                                                              EXHIBIT 99.1

                                                              [LOGO]


UNITED METAL RECYCLERS
(A PARTNERSHIP)
FINANCIAL STATEMENTS
SEPTEMBER 30, 1997 AND 1996

                           UNITED METAL RECYCLERS
                   COMPARATIVE (UNAUDITED) BALANCE SHEETS



                                               SEPTEMBER 30, 1997  SEPTEMBER 30, 1996
                                               ------------------  ------------------

CURRENT ASSETS:
     Cash                                               $   1,471          $   1,923
     Accounts receivable, less allowance
          for doubtful accounts                             3,467              2,768

     Inventories                                            1,943              1,761
     Prepaid expenses and other
                                                            1,297              1,583
                                                        ---------          ---------
          Total Current Assets                              8,178              8,035
                                                        ---------          ---------
PROPERTY, PLANT AND EQUIPMENT, NET                          3,889              4,403
                                                        ---------          ---------

OTHER ASSETS:
     Other assets, net of amortization                      6,071              2,822
                                                        ---------          ---------
          Total Other Assets                                6,071              2,822
                                                        ---------          ---------
TOTAL ASSETS                                            $  18,138          $  15,260
                                                        ---------          ---------
                                                        ---------          ---------


                           UNITED METAL RECYCLERS
                     COMPARATIVE (UNAUDITED) BALANCE SHEETS



                                               SEPTEMBER 30, 1997  SEPTEMBER 30, 1996
                                               ------------------  ------------------

CURRENT LIABILITIES:
     Current maturities of long-term debt               $      -            $     -
     Accounts payable                                         756                678
     Other current liabilities                                397                264
                                                        ---------          ---------
          Total  Current Liabilities                        1,153                942
                                                        ---------          ---------

STOCKHOLDERS' EQUITY:
     Partner's Capital                                     16,985             14,318
                                                        ---------          ---------
          Total Stockholders' Equity                       16,985             14,318
                                                        ---------          ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $  18,138          $  15,260
                                                        ---------          ---------
                                                        ---------          ---------


                           UNITED METAL RECYCLERS
                  COMPARATIVE (UNAUDITED) INCOME STATEMENTS


                                                        NINE MONTHS ENDED
                                               SEPTEMBER 30, 1997  SEPTEMBER 30, 1996
                                               ------------------  ------------------

Net sales                                               $  25,125          $  23,387
Cost of sales and operating expenses                       20,550             20,146
                                                        ---------          ---------
Gross profit (loss)                                         4,575              3,241
Selling, general and administrative expenses                  771                729
                                                        ---------          ---------
Operating income (loss)                                     3,804              2,512
                                                        ---------          ---------
Other income (expense):

     Interest expense                                          -                  -
     Miscellaneous                                            184                167
                                                        ---------          ---------
     Total other income (expense)                             184                167
                                                        ---------          ---------
Net earnings (loss)                                     $   3,988          $   2,679
                                                        ---------          ---------
                                                        ---------          ---------


                           UNITED METAL RECYCLERS
                      COMPARATIVE (UNAUDITED) CASH FLOWS

                                                         NINE MONTHS ENDED
                                               SEPTEMBER 30, 1997  SEPTEMBER 30, 1996
                                               ------------------  ------------------

OPERATING ACTIVITIES:
     Net Earnings (loss)                                 $  3,988          $  2,679
     Adjustments to reconcile net earnings (loss)
     to net cash provided by (used in) operating activities:
          Gain on sale of property                            (44)              -
          Depreciation and amortization                       500               529
          Loss from joint venture                              66               -
     Changes in Assets and Liabilities:
          Accounts receivable                              (1,795)              482
          Inventories                                         730               (43)
          Prepaid expenses and other                           15                19
          Accounts payable                                    421            (1,465)
          Current liabilities, excluding debt                  11              (265)
                                                        ---------         ---------
Net Cash provided by (used in) Operating Activities         3,892             1,936
                                                        ---------         ---------

INVESTING ACTIVITIES:
     Capital expenditures, net                               (100)             (487)
     Proceeds from sale of investments                        200             2,400
     Purchase of investments                                 (200)             (350)
     Advance on loan receivable                                -               (965)
     Acquisitions                                          (2,200)            (1,842)
     Other assets                                             200                -
                                                        ---------          ---------
Net Cash provided by (used in) Investing Activities        (2,100)            (1,244)
                                                        ---------          ---------
FINANCING ACTIVITIES:
     Partner distributions                                 (2,100)              (400)
                                                        ---------          ---------
Net Cash Provided by Financing Activities                  (2,100)              (400)
                                                        ---------          ---------
          Increase (decrease) in Cash                        (308)               292
          CASH, beginning of period                         1,779              1,631
                                                        ---------          ---------
          CASH, end of period                            $  1,471           $  1,923
                                                        ---------          ---------
                                                        ---------          ---------


UNITED METAL RECYCLERS
NOTES TO THE FINANCIAL STATMENTS



GENERAL INFORMATION:

I. The Financial Statements included herein have been prepared by the Company without audit.


II. Inventories as of September 30, 1997, and September 30, 1996, consisted of the following:



                                               SEPTEMBER 30, 1997  SEPTEMBER 30, 1996
                                               ------------------  ------------------

     Raw materials                                      $     583          $     528

     Finished goods                                         1,360              1,233
                                                        ---------          ---------
          Total                                         $   1,943          $   1,761
                                                        ---------          ---------
                                                        ---------          ---------


                                                                      [LOGO]





UNITED METAL RECYCLERS
(A PARTNERSHIP)
REPORT AND FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995

                         REPORT OF INDEPENDENT ACCOUNTANTS


February 4, 1997

To the Partners of
 United Metal Recyclers

In our opinion, the accompanying balance sheet and the related statements of income and partners' equity and of cash flows present fairly, in all material respects, the financial position of United Metal Recyclers at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

UNITED METAL RECYCLERS (a partnership)

BALANCE SHEET
-------------------------------------------------------------------------------



                                                           DECEMBER 31,
                                                     1996               1995
                                                     ----               ----
ASSETS

Current assets:
   Cash and cash equivalents                     $ 1,779,000        $ 1,631,000
   Short-term investments                          1,200,000          3,620,000
   Accounts receivable                             1,816,000          3,237,000
   Inventories                                     2,674,000          1,719,000
   Prepaid expenses and other                         15,000             19,000
                                                 -----------        -----------
       Total current assets                        7,484,000         10,226,000


Investment in 50%-owned joint                      3,172,000                  -
Note receivable                                      965,000                  -
Property, plant and equipment, net                 4,245,000          4,444,000
                                                 -----------        -----------
                                                 $15,866,000        $14,670,000
                                                 -----------        -----------
                                                 -----------        -----------


LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
   Accounts payable - trade                      $   200,000        $ 1,903,000
   Other accrued liabilities                         569,000            729,000
                                                 -----------        -----------
       Total current liabilities                     769,000          2,632,000


Partners' equity                                  15,097,000         12,038,000
                                                 -----------        -----------
Commitments and contingencies (Notes
 6, 7 and 8)
                                                 $15,866,000        $14,670,000
                                                 -----------        -----------
                                                 -----------        -----------



The accompanying notes are an integral part of these financial statements.

UNITED METAL RECYCLERS (a partnership)

STATEMENT OF INCOME AND PARTNERS' EQUITY
-------------------------------------------------------------------------------


                                                           YEAR ENDED
                                                          DECEMBER 31,
                                                      1996            1995
                                                      ----            ----
Net revenues                                        $33,115,000     $42,039,000
                                                    -----------     -----------

Costs and expenses:
  Cost of products sold                              27,900,000      32,606,000
  Selling, general and administrative expenses        1,058,000       1,439,000
  Depreciation                                          698,000         725,000
                                                    -----------     -----------
                                                     29,656,000      34,770,000
                                                    -----------     -----------

Net income                                            3,459,000       7,269,000
Partners' equity at beginning of year                12,038,000      17,269,000
Cash distributed to partners                           (400,000)    (12,500,000)
                                                    -----------     -----------

Partners' equity at end of year                     $15,097,000     $12,038,000
                                                    -----------     -----------
                                                    -----------     -----------



The accompanying notes are an integral part of these financial statements.

UNITED METAL RECYCLERS (a partnership)

STATEMENT OF CASH FLOWS
-------------------------------------------------------------------------------


                                                              YEAR ENDED
                                                            DECEMBER 31,
                                                       1996            1995
                                                       ----            ----

Cash flows from operating activities:
 Net income                                         $  3,459,000   $  7,269,000


 Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation                                          698,000        725,000
   Gain on sale of property, plant and equipment         (68,000)       (19,000)
   Changes in assets and liabilities:
      Accounts receivable                              1,421,000       (119,000)
      Inventories                                       (955,000)       582,000
      Prepaid expenses and other assets                    4,000              -
      Note receivable                                   (965,000)             -
      Accounts payable-trade                          (1,703,000)     1,234,000
      Other accrued liabilities                         (160,000)       291,000
                                                    ------------    -----------
   Net cash provided by operating activities           1,731,000      9,963,000
                                                    ------------    -----------

Cash flows from investing activities:
 Proceeds from sale of short-term investments          2,970,000      4,579,000
 Purchase of short-term investments                     (550,000)    (1,725,000)
 Investment in joint venture                          (3,172,000)             -
 Purchase of property, plant and equipment              (510,000)      (448,000)
 Proceeds from sale of property, plant and equipment      79,000         22,000
                                                    ------------    -----------
   Net cash (used) provided  by investing activities  (1,183,000)     2,428,000
                                                    ------------    -----------

Cash flows from financing activities:
 Distributions to partners                              (400,000)   (12,500,000)
                                                    ------------    -----------
   Net cash used by financing activities                (400,000)   (12,500,000)
                                                    ------------    -----------
   Net increase (decrease) in cash                       148,000       (109,000)

Cash:
 Beginning                                             1,631,000      1,740,000
                                                    ------------    -----------
 Ending                                             $  1,779,000   $  1,631,000
                                                    ------------    -----------
                                                    ------------    -----------


The accompanying notes are an integral part of these financial statements.

UNITED METAL RECYCLERS (a partnership)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1 - THE BUSINESS AND ITS SIGNIFICANT ACCOUNTING POLICIES

United Metal Recyclers (the "Partnership" or "UMR") processes ferrous and nonferrous secondary metals and sells them to foundries, steel mills, smelters and refiners. UMR is also involved in retail recycling operations. The major accounting policies followed by the Partnership in preparing the accompanying financial statements are as follows:

CASH AND CASH EQUIVALENTS

The Partnership considers all short-term investments having an initial maturity of three months or less to be cash equivalents.

INVENTORIES

Inventories are valued at the lower of average cost or market with cost being determined principally on the last-in, first-out (LIFO) method. Market value is defined as net realizable value.

INVESTMENT IN 50%-OWNED JOINT VENTURE

The investment in the 50%-owned joint venture is carried at the Partnership's equity in the underlying net assets of the joint venture. The Partnership's share of net earnings of the joint venture is included in the statement of income and partners' equity.

DEPRECIATION

Property, plant and equipment is recorded at cost less accumulated depreciation. Major renewals and betterments are charged to the property accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are expensed currently. Assets are depreciated over their estimated useful lives, using the straight-line method, as follows:

     Buildings                                        18 to 30 years
     Machinery and equipment                          7 to 25 years
     Office furniture and equipment                   8 to 10 years
     Vehicles                                         5 years


INCOME TAXES

The financial statements reflect no provision or liability for income taxes since each partner reports its share of the net income of the Partnership on its individual income tax return.

UNITED METAL RECYCLERS (a partnership)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain prior year's amounts have been reclassified to conform with the current year presentation.

NOTE 2 - INVESTMENT IN 50%-OWNED JOINT VENTURE

The Partnership formed a joint venture, UMR - Griffin Recyclers, LLC (the "company"), with D. H. Griffin Family Limited Partnership on April 30, 1996.
The company's operations will consist of automobile shredding and recycling in Smithfield, North Carolina. During the period from inception through December 31, 1996, the company's operations were devoted primarily to raising capital, constructing the facility, and administrative functions. Start up expenses were capitalized and will be amortized over future years.

The Partnership has a 50% general partnership interest in the company.

In April 1996, the Partnership agreed to loan D.H. Griffin Family Limited Partnership the principal sum of up to one million dollars for the purpose of making capital contributions to the company. At December 31, 1996 the loan balance outstanding was $965,000. Accrued interest at December 31, 1996 was $33,487. Interest at seven and one-half percent is payable on April 1 of each year. The maturity date is the earlier of seven years or March 15 of the fifth calendar year following the calendar year in which the company has positive net taxable income.

UNITED METAL RECYCLERS (a partnership)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The financial position and results of operations of UMR - Griffin Recyclers are summarized as follows:

                   CONDENSED STATEMENT OF FINANCIAL CONDITION


                                                        DECEMBER 31,
                                                            1996
                                                            ----
Current assets                                         $    137,000
Other assets                                              6,944,000
                                                       ------------
                                                       $  7,081,000
                                                       ------------
                                                       ------------

Current liabilities                                    $    737,000
Partners' equity                                          6,344,000
                                                       ------------
                                                       $  7,081,000
                                                       ------------
                                                       ------------


                        CONDENSED STATEMENT OF EARNINGS

                                                      PERIOD FROM INCEPTION
                                                         TO DECEMBER 31,
                                                              1996
                                                              ----
Net sales                                              $        800
Costs and expenses                                              100
                                                       ------------
Earnings                                               $        700
                                                       ------------
                                                       ------------

UNITED METAL RECYCLERS (a partnership)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3 - SHORT-TERM INVESTMENTS

Short-term investments are carried at either cost or market depending on the nature of the investment and management's intention. The Partnership uses the specific identification method to calculate gains and losses on the sale of short-term investments.

The Partnership classifies its investments as available for sale. Available for sale securities are valued at fair value with the difference between amortized cost and fair value shown as unrealized holding gains or losses. There were no unrealized holding gains or losses at December 31, 1996 and 1995.



                                                                DECEMBER 31, 1996                        DECEMBER 31, 1995
                                                            ------------------------                 ------------------------
                                                            CARRYING                                 CARRYING
                                                             AMOUNT             COST                  AMOUNT             COST
                                                            --------            ----                 --------            ----
Available for sale:
   Municipal Bonds                                         $1,200,000        $1,200,000             $3,620,000         $3,620,000
                                                           ----------        ----------             ----------         ----------
Total short-term investments                               $1,200,000        $1,200,000             $3,620,000         $3,620,000
                                                           ----------        ----------             ----------         ----------
                                                           ----------        ----------             ----------         ----------


NOTE 4 - INVENTORIES

The Partnership values inventory using the last-in, first-out (LIFO) method. Inventories valued at current or replacement cost would have been approximately $331,000 and $791,000 greater than the LIFO valuation at December 31, 1996 and 1995, respectively.

During 1995, inventory quantities were reduced, resulting in a liquidation of LIFO inventory quantities carried at lower costs prevailing in prior years as compared with the cost of 1995 purchases. The effect of this LIFO liquidation was to decrease cost of products sold and increase net income by approximately $278,000 for the year ended December 31, 1995.

UNITED METAL RECYCLERS (a partnership)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT


                                                           DECEMBER 31,
                                                      1996              1995
                                                      ----              ----
Land                                           $     899,000      $     899,000
Buildings                                          1,982,000          1,982,000
Machinery and equipment                           13,306,000         13,111,000
                                               -------------      -------------
                                                  16,187,000         15,992,000
Less - Accumulated depreciation                   11,942,000         11,548,000
                                               -------------      -------------
                                                $  4,245,000       $  4,444,000
                                               -------------      -------------
                                               -------------      -------------


NOTE 6 - RETIREMENT PLANS

The Partnership has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employees' highest five consecutive calendar years of compensation paid during the ten calendar years preceding the earlier of actual or normal retirement age. The Partnership's funding policy is to contribute annually the maximum amount deductible for income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future.

The following table sets forth the plan's funded status and amounts recognized in the Partnership's financial statements:




                                                                           DECEMBER 31,
                                                                        1996               1995
                                                                        ----               ----
Actuarial present value of:
   Vested benefits                                                 $     770,000      $    779,000

   Non-vested benefits                                                    56,000            73,000
                                                                   -------------      ------------
Accumulated benefit obligation                                     $     826,000      $    852,000
                                                                   -------------      ------------
                                                                   -------------      ------------
Projected benefit obligation                                       $  (1,110,000)     $ (1,110,000)
Plan assets at fair value                                              1,196,000         1,067,000
                                                                   -------------      ------------
Excess (deficit) of plan assets above (below)
    projected benefit obligation                                          86,000           (43,000)
Unrecognized transitional liability being amortized over 18 years         13,000            15,000
Unrecognized prior service cost                                          (13,000)          (14,000)
Unrecognized net gain from past experience different
   from that assumed                                                    (249,000)         (115,000)
                                                                   -------------      ------------
Accrued pension cost                                               $    (163,000)     $   (157,000)
                                                                   -------------      ------------
                                                                   -------------      ------------


UNITED METAL RECYCLERS (a partnership)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
Net pension cost includes the following components:

                                                         YEAR ENDED
                                                        DECEMBER 31,
                                                   1996              1995
                                                   ----              ----
Service cost                                  $       56,000     $       57,000
Interest cost                                         79,000             79,000
Actual gain on plan assets                          (112,000)          (177,000)
Net amortization                                      18,000            108,000
                                              --------------     --------------
Net periodic pension cost                     $       41,000     $       67,000
                                              --------------     --------------
                                              --------------     --------------

The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 8.0% and 6.5%, respectively, for the periods ended December 31, 1996 and 1995. The expected long-term rate of return on assets was 8.0% for each period presented. Prior service costs are amortized using the straight-line method over the average remaining service period of employees expected to receive benefits under the plan.

The Partnership also maintains a 401(k) savings plan in which employees may elect to defer from one to fifteen percent of their salary. Employees who have completed six months of service and have attained age twenty-one may participate in the plan. The Partnership contributed thirty-five percent of the first four percent of employee contributions for 1996 and 1995. Compensation expense under this plan amounted to $24,000 and $20,000 in 1996 and 1995, respectively.

NOTE 7 - POSTRETIREMENT BENEFITS

The Partnership provides certain postretirement medical benefits to all employees who elect early retirement for the period of time until the employee and any dependents reach age 65. The medical plan requires 100% of the monthly premiums be paid by the employee or dependent. The Partnership's maximum liability is $30,000 per year per employee, reduced by the amount of premiums paid by the employee.

The Partnership also provides a postretirement supplemental prescription drug plan to all employees. The plan requires 100% of the monthly premiums be paid by the employee and only covers prescription drugs which are not covered by Medicare. The Partnership's maximum liability is $10,000 per employee, reduced by the amount of premiums paid by the employee. The $10,000 represents a lifetime maximum for each employee.

UNITED METAL RECYCLERS (a partnership)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The Partnership adopted Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" (SFAS
106) on January 1, 1995. The standard requires companies to recognize the estimated costs of providing postretirement benefits on an accrual basis. The Partnership elected the delayed recognition method of adoption which allows amortization of the initial transition obligation over a 20-year period. At January 1, 1995, the actuarially determined accumulated postretirement benefit obligation was $92,000.


The amounts recognized in the Partnership's balance sheet at December 31, 1996 follows:

                                                          DECEMBER 31,
                                                       1996           1995
                                                       ----           ----
Accumulated postretirement benefit obligation:
  Retirees                                          $   (16,000)    $   (15,000)
  Active employees                                      (99,000)        (88,000)
                                                    -----------     -----------
                                                       (115,000)       (103,000)
Unrecognized prior service cost                          83,000          88,000
                                                    -----------     -----------
Accrued postretirement benefit cost                 $   (32,000)    $   (15,000)
                                                    -----------     -----------
                                                    -----------     -----------


Net periodic postretirement benefit cost for 1996 and 1995 include the following components:


                                                          DECEMBER 31,
                                                       1996           1995
                                                       ----           ----
Service cost                                         $    6,000      $    6,000
Interest cost                                             9,000           8,000
Amortization of unrecognized transition                   5,000           4,000
                                                     ----------     ----------

Net periodic postretirement benefit cost            $    20,000     $    18,000
                                                    -----------     -----------
                                                    -----------     -----------


The discount rate used in determining the accumulated postretirement benefit obligation was 8.0% for 1996 and 1995. The assumed health care cost trend rate was 9.0% in 1996 and 1995, declining to an ultimate rate of 5.5% by 2000. The effect of a 1% increase in the assumed health care cost trend rate for each future year would have increased the accumulated postretirement benefit obligation at December 31, 1996 by $5,935 and increased the aggregate of service and interest cost for 1996 by $1,175.

UNITED METAL RECYCLERS (a partnership)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8 - ENVIRONMENTAL MATTERS

As of December 31, 1996, the Partnership has been named as a potentially responsible party (PRP) at a Superfund site located in Illinois. Applicable federal law imposes joint and several liability on each PRP for the cleanup of these sites leaving the Partnership with the uncertainty that it may be responsible for the remediation costs attributable to other PRPs who are unable to pay their share. The cost of cleanup for which the Partnership remains primarily liable is not yet determinable. It is the Partnership's policy to accrue environmental cleanup costs if it is probable that a liability has been incurred and an amount is reasonably estimable and material. As its potential exposure is not yet estimable, the Partnership has not accrued any costs associated with this site at December 31, 1996. As assessments and cleanups proceed, the need for an accrual will be reviewed periodically and adjusted as additional information becomes available. The liabilities can change substantially due to such factors as additional information on the nature or extent of contamination, methods of remediation required, and other actions by governmental agencies or private parties.

NOTE 9 - SALES TO MAJOR CUSTOMERS

Included in net revenues for each period presented are sales to individual customers which exceeded 10% of total net sales. Sales to major customers consist of sales to three customers in the amount of $18,914,000 (58% of total net sales) and $21,282,000 (51% of total net sales) for the years ended December 31, 1996 and 1995, respectively.

                                                              [LOGO]


UNITED METAL RECYCLERS
(A PARTNERSHIP)
FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994

                                     [LOGO]

                       REPORT OF INDEPENDENT ACCOUNTANTS


February 14, 1996

To the Partners of
 United Metal Recyclers

In our opinion, the accompanying balance sheet and the related statements of income and partners' equity and of cash flows present fairly, in all material respects, the financial position of United Metal Recyclers at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

UNITED METAL RECYCLERS (a partnership)

BALANCE SHEET
-------------------------------------------------------------------------------

                                                              DECEMBER 31,
                                                          1995            1994
                                                          ----            ----
ASSETS
Current assets:
 Cash                                              $       8,000  $     152,000
 Short-term investments (Note 2)                       5,243,000      8,062,000
 Accounts receivable                                   3,237,000      3,118,000
 Inventories (Note 3)                                  1,719,000      2,301,000
 Prepaid expenses and other assets                        19,000         19,000
                                                   -------------  -------------
   Total current assets                               10,226,000     13,652,000

Property, plant and equipment at cost,
 less accumulated depreciation (Note 4)                4,444,000      4,724,000
                                                   -------------  -------------
                                                   $  14,670,000  $  18,376,000
                                                   -------------  -------------
                                                   -------------  -------------


LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
 Accounts payable - trade                          $   1,876,000  $     656,000
 Accounts payable to affiliates                           27,000         13,000
 Other accrued liabilities                               729,000        438,000
                                                   -------------  -------------
   Total current liabilities                           2,632,000      1,107,000

Partners' equity                                      12,038,000     17,269,000
                                                   -------------  -------------
                                                   $  14,670,000  $  18,376,000
                                                   -------------  -------------
                                                   -------------  -------------


The accompanying notes are an integral part of these financial statements.

UNITED METAL RECYCLERS (a partnership)

STATEMENT OF INCOME AND PARTNERS' EQUITY
-------------------------------------------------------------------------------


                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                           1995           1994
                                                           ----           ----

Net revenues                                        $  42,039,000  $  36,727,000
                                                    -------------  -------------

Costs and expenses:
 Cost of products sold                                 32,606,000     28,811,000
 Selling, general and
   administrative expenses                              1,439,000        941,000
 Depreciation                                             725,000        641,000
                                                    -------------  -------------
                                                       34,770,000     30,393,000
                                                    -------------  -------------

Net income                                              7,269,000      6,334,000
Partners' equity at beginning of year                  17,269,000     15,335,000
Cash distributed to partners                          (12,500,000)    (4,400,000)
                                                    -------------  -------------

Partners' equity at end of year                     $  12,038,000  $  17,269,000
                                                    -------------  -------------
                                                    -------------  -------------


The accompanying notes are an integral part of these financial statements.

UNITED METAL RECYCLERS (a partnership)

STATEMENT OF CASH FLOWS
-------------------------------------------------------------------------------


                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                           1995           1994
                                                           ----           ----
Cash flows from operating activities:
 Net income                                           $ 7,269,000   $  6,334,000

 Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation                                          725,000        641,000
    Gain on sale of property and equipment                (19,000)       (31,000)
    Changes in assets and liabilities:
      Short-term investments classified as trading      1,420,000     (1,000,000)
      Accounts receivable                                (119,000)       (85,000)
      Inventories                                         582,000        (92,000)
      Prepaid expenses                                     -              (2,000)
      Accounts payable-trade                            1,220,000        304,000
      Accounts payable to affiliates                       14,000        (16,000)
      Other accrued liabilities                           291,000         68,000
                                                      -----------   ------------
    Net cash provided by operating activities          11,383,000      6,121,000
                                                      -----------   ------------

Cash flows from investing activities:

 Change in short-term investments classified
   as held-to-maturity                                  1,399,000       (426,000)
 Purchase of property and equipment                      (448,000)    (1,183,000)
 Proceeds from sale of property and equipment              22,000         31,000
                                                      -----------   ------------
    Net cash provided (used) by investing activities      973,000     (1,578,000)
                                                      -----------   ------------

Cash flows from financing activities:
 Partners' withdrawals                                (12,500,000)    (4,400,000)
                                                      -----------   ------------
    Net cash used by financing activities             (12,500,000)    (4,400,000)
                                                      -----------   ------------
    Net (decrease) increase in cash                      (144,000)       143,000

Cash:
 Beginning                                                152,000          9,000
                                                      -----------   ------------
 Ending                                               $     8,000   $    152,000
                                                      -----------   ------------
                                                      -----------   ------------


The accompanying notes are an integral part of these financial statements.

UNITED METAL RECYCLERS (a partnership)

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

United Metal Recyclers (the Partnership or UMR) processes ferrous and nonferrous secondary metals and sells them to foundries, steel mills, smelters and refiners. UMR is also involved in retail recycling operations. The major accounting policies followed by the Partnership in preparing the accompanying financial statements are as follows:

FAIR VALUE OF FINANCIAL INSTRUMENTS

Effective January 1, 1995, the Partnership adopted Statement of Financial Accounting Standards No. 107 "Disclosures About Fair Value of Financial Instruments" (SFAS 107). SFAS 107 requires the disclosure of the fair value of financial instruments. See Note 7. Management believes that the fair value of accounts receivable and accounts payable closely approximates carrying value. Therefore, no disclosure is made for these items in Note 7.

INVENTORIES

Inventories are valued at the lower of average cost or market with cost being determined principally on the last-in, first-out (LIFO) method. Market value is defined as net realizable value.

DEPRECIATION

Property, plant and equipment are depreciated over their estimated useful lives using the straight-line method. Estimated useful lives are as follows:



  Buildings                         18 to 30 years
  Machinery and equipment           7 to 25 years
  Office furniture and equipment    8 to 10 years
  Vehicles                          5 years


INCOME TAXES

The financial statements reflect no provision or liability for income taxes since each partner reports its share of the net income of the Partnership on its individual income tax return.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNITED METAL RECYCLERS (a partnership)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2 - SHORT-TERM INVESTMENTS

Short-term investments are carried at either cost or market depending on the nature of the investment and management's intention. The Partnership uses the specific identification method to calculate gains and losses on the sale of short-term investments.

UMR adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115) on January 1, 1994. The adoption of SFAS 115 changed the Partnership's method of accounting for investments in debt securities. Previously, the Partnership recorded investments in debt securities at the lower-of-cost-or-market. SFAS 115 requires the Partnership to classify investments as either held-to-maturity, trading or available-for-sale. Investments classified as held-to-maturity are reported at amortized cost. Investments classified as either trading or available-for-sale are reported at fair value. UMR believes its investments in debt securities should be classified as held-to-maturity and trading. The fair values of the Partnership's investments approximated the amortized cost at January 1, 1994 and December 31, 1994. Accordingly, the adoption of SFAS 115 did not have a material impact on the Partnership's results of operations.




                                                          December 31, 1995             December 31, 1994
                                                       ----------------------        ----------------------
                                                       Carrying                      Carrying
                                                        Amount           Cost         Amount           Cost
                                                    ------------   ------------   ------------   ------------
Trading
 Municipal Bonds                                    $  3,620,000   $  3,620,000   $  5,180,000   $  5,180,000
 Master Note                                             140,000        140,000          --             --
                                                    ------------   ------------   ------------   ------------
                                                       3,760,000      3,760,000      5,180,000      5,180,000
                                                    ------------   ------------   ------------   ------------
Held-to-Maturity
 Commercial Paper                                        187,000        187,000          --             --
 Certificates of Deposit                               1,296,000      1,296,000      1,588,000      1,588,000
 U.S. Obligations                                          --            --            994,000        994,000
 Municipal Bonds                                           --            --            300,000        300,000
                                                    ------------   ------------   ------------   ------------
                                                       1,483,000      1,483,000      2,882,000      2,882,000
                                                    ------------   ------------   ------------   ------------
                                                    ------------   ------------   ------------   ------------
Total short-term investments                        $  5,243,000   $  5,243,000   $  8,062,000   $  8,062,000
                                                    ------------   ------------   ------------   ------------
                                                    ------------   ------------   ------------   ------------


UNITED METAL RECYCLERS (a partnership)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3 - INVENTORIES

The Partnership values inventory using the last-in, first-out (LIFO) method. Inventories valued at current or replacement cost would have been approximately $791,000 and $1,061,000 above the LIFO valuation at December 31, 1995 and 1994, respectively.

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT


                                                              DECEMBER 31,
                                                          1995           1994
                                                      -----------    -----------
Land                                                  $   899,000    $   899,000
Buildings                                               1,982,000      1,962,000
Machinery and equipment                                13,111,000     12,716,000
                                                      -----------    -----------
                                                       15,992,000     15,577,000
Less - Accumulated depreciation                        11,548,000     10,853,000
                                                      -----------    -----------
                                                      $ 4,444,000    $ 4,724,000
                                                      -----------    -----------
                                                      -----------    -----------

UNITED METAL RECYCLERS (a partnership)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5 - RETIREMENT PLANS

The Partnership has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employees' highest five consecutive calendar years of compensation paid during the ten calendar years preceding the earlier of actual or normal retirement age. The Partnership's funding policy is to contribute annually the maximum amount deductible under the Internal Revenue Code. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future.

The following table sets forth the plan's funded status and amounts recognized in the Partnership's financial statements:


                                                            DECEMBER 31,
                                                         1995           1994
                                                     -----------    -----------
Actuarial present value of:

 Vested benefits                                     $   779,000     $  665,000
 Non-vested benefits                                      73,000         63,000
                                                     -----------    -----------
Accumulated benefit obligation                       $   852,000        728,000
                                                     -----------    -----------
                                                     -----------    -----------

Projected benefit obligation                         $(1,110,000)      (947,000)
Plan assets at fair value                              1,067,000        832,000
                                                     -----------    -----------

Deficit of plan assets
 below projected benefit obligation                      (43,000)      (115,000)
Unrecognized transitional liability
 being amortized over 18 years                            15,000         16,000
Unrecognized prior service cost                          (14,000)        33,000
Unrecognized net gain from past experience
 different from that assumed and effects
 of changes in assumptions                              (115,000)       (97,000)
                                                     -----------    -----------
Unfunded accrued pension cost                        $  (157,000)   $  (163,000)
                                                     -----------    -----------
                                                     -----------    -----------


UNITED METAL RECYCLERS (a partnership)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Net pension cost includes the following components:


                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                           1995          1994
                                                        ---------      ---------
Service cost                                            $  57,000      $  51,000
Interest cost                                              79,000         67,000
Actual (gain) loss on plan assets                        (177,000)        19,000
Net amortization                                          108,000        (87,000)
                                                        ---------      ---------
Net periodic pension cost                               $  67,000      $  50,000
                                                        ---------      ---------
                                                        ---------      ---------


The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 8.0% and 6.5%, respectively, for the period ended December 31, 1995 and for the period ended December 31, 1994. The expected long-term rate of return on assets was 8.0% for each period presented. Prior service costs are amortized using the straight-line method over the average remaining service period of employees expected to receive benefits under the plan.

The Partnership also maintains a 401(k) savings plan in which employees may elect to defer from one to fifteen percent of their salary. Employees who have completed six months of service and have attained age twenty-one may participate in the plan. The Partnership contributed thirty-five percent of the first four percent of employee contributions for 1995 and 1994. Compensation expense under this plan amounted to $20,389 and $23,000 in 1995 and 1994, respectively.

NOTE 6 - SALES TO MAJOR CUSTOMERS

Included in net sales for each period presented are sales to individual customers which exceeded 10% of total net sales. Sales to major customers consist of sales to three customers in the amount of $21,282,000 (51% of total net sales) for the year ended December 31, 1995 and to two customers in the amount of $17,377,000 (47% of total net sales) for the year ended December 31, 1994.

UNITED METAL RECYCLERS (a partnership)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The financial position of the Partnership at December 31, 1995 includes certain financial instruments. Management believes the fair value of these instruments approximate their carrying value. The carrying amounts and estimated fair value of the Company's financial instruments at December 31, 1995 and 1994 are as follows:


                                             1995                              1994
                                 --------------------------        --------------------------
                                  CARRYING          FAIR            CARRYING          FAIR
                                   AMOUNT           VALUE            AMOUNT           VALUE
                                 ----------      ----------        ----------      ----------
Assets:
 Cash                            $    8,000      $    8,000        $  152,000      $  152,000
 Short-term investments
  Trading                         3,760,000       3,760,000         5,180,000       5,180,000
  Held-to-Maturity                1,483,000       1,483,000         2,882,000       2,882,000
                                 ----------      ----------        ----------      ----------
                                 $5,243,000      $5,243,000        $8,062,000      $8,062,000
                                 ----------      ----------        ----------      ----------
                                 ----------      ----------        ----------      ----------

NOTE 8 - ENVIRONMENTAL MATTERS

As of December 31, 1995, the Partnership has been named as a potentially responsible party (PRP) at a Superfund site located in Illinois. Applicable federal law imposes joint and several liability on each PRP for the cleanup of these sites leaving the Partnership with the uncertainty that it may be responsible for the remediation costs attributable to other PRPs who are unable to pay their share. The cost of cleanup for which the Partnership remains primarily liable is not yet determinable. It is the Partnership's policy to accrue environmental cleanup costs if it is probable that a liability has been incurred and an amount is reasonably estimable and material. As its potential exposure is not yet estimable, the Partnership has not accrued any costs associated with this site at December 31, 1995. As assessments and cleanups proceed, the need for an accrual will be reviewed periodically and adjusted as additional information becomes available. The liabilities can change substantially due to such factors as additional information on the nature or extent of contamination, methods of remediation required, and other actions by governmental agencies or private parties.

UNITED METAL RECYCLERS (a partnership)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 9 - SUBSEQUENT EVENTS

On January 22, 1996, the Partnership advanced D.H. Griffin Wreaking Service ("D.H. Griffin") $877,000 to purchase a shredding plant and associated machinery and equipment. This advance is secured by the machinery being purchased by D.H. Griffin, and is subject to the terms of a Note and Security Agreement between D.H. Griffin and the Partnership. This is a non-interest bearing Note, which is due on demand. Management is currently considering forming a joint venture with D.H. Griffin to establish a shredder facility in eastern North Carolina, and estimates that the required investment of the joint venture would be between $4 and $5 million. The equipment that D.H. Griffin purchased with the advance from the Partnership would be used in the proposed eastern North Carolina facility. In the event that D.H. Griffin and the Partnership agree to form a joint venture, the Note would be extinguished, as the Partnership would be a partial owner of the equipment that is currently securing the Note.

NOTE 10 - POSTRETIREMENT BENEFITS

The Company provides certain postretirement medical benefits to all employees who elect early retirement for the period of time until the employee and any dependents reach age 65. The medical plan requires 100% of the monthly premiums be paid by the employee or dependent. The Company's maximum liability is $30,000 per year per employee, reduced by the amount of premiums paid by the employee.

The Company also provides a postretirement supplemental prescription drug plan to all employees. The plan requires 100% of the monthly premiums be paid by the employee and only covers prescription drugs which are not covered by Medicare. The Company's maximum liability is $10,000 per employee, reduced by the amount of premiums paid by the employee. The $10,000 represents a lifetime supplement for each employee.

The Company adopted Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" (SFAS
106) on January 1, 1995. The standard required companies to recognize the estimated costs of providing postretirement benefits on an accrual basis.
The Company elected the delayed recognition method of adoption which allows amortization of the initial transition obligation over a 20-year period.

Accordingly, the adoption of SFAS 106 did not have a material impact on the Company's financial position or results of operations.